EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


IRIS International, Inc.
Chatsworth, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 25, 2005, relating to the consolidated financial statements and the effectiveness of IRIS International, Inc.'s internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP

Los Angeles, California
August 26, 2005